As filed with the Securities and Exchange Commission on June 17, 1999
                                                     Registration No. 333-______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                _______________


                               NCRIC GROUP, INC.
            (Exact name of registrant as specified in its charter)

         District of Columbia                               52-2134774
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                      Identification No.)

                            1115 30th Street, N.W.
                            Washington, D.C. 20007
                                (202) 969-1866

         (Address of Principal Executive Offices, Including Zip Code)

                                  NCRIC, INC.
                                  401(k) PLAN
                           (Full Title of the Plan)

                               R. Ray Pate, Jr.
                               NCRIC Group, Inc.
                            1115 30th Street, N.W.
                            Washington, D.C. 20007
                    (Name and Address of Agent for Service)

                                (202) 969-1866
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copy to:
                            James B. Halpern, Esq.
                              John P. Foley, Esq.
                    Arent Fox Kintner Plotkin & Kahn, PLLC
                         1050 Connecticut Avenue, N.W.
                           Washington, DC 20036-5339

                                _______________

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                     Proposed Maximum           Estimated Maximum
Title of Securities              Amount to be       Offering Price Per         Aggregate Offering       Amount of
to be Registered                  Registered      Share (1) or Interest (2)        Price (1)(2)       Registration Fee
----------------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value     300,000 shares          $7.00                      $2,100,000               $584

Interests in 401(k) plan              (3)                 --                           --                      --
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(h).

(2) Pursuant to Rule 457(h)(2), no separate fee is required with respect to interests in the NCRIC, Inc. 401(k) Plan constituting separate securities.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the NCRIC, Inc. 401(k) Plan.

                                 PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

* Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

         1. The Registrant's quarterly report on Form 10-QSB for the period ended March 31, 1999.

         2. The Prospectus filed with the Commission by the Registrant (File No. 333-69537) pursuant to Rule 424(b) dated May 10, 1999, which includes the consolidated financial statements of the Registrant as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, together with the report of Deloitte & Touche LLP, independent auditors.

         3.    Registrant's Form 8-A Registration Statement filed pursuant to
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), containing a description of the Registrant's common stock, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 9.1 of the Registrant's articles of incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted under the Registrant's bylaws and the law of the District of Columbia.
Article VII of the Registrant's bylaws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law, as now in effect and as the law may be amended in the future.

         Section 29-304(16) of the D.C. Code authorizes indemnifications of directors and officers against expenses actually and necessarily incurred in connection with the defense of an action, except in relation to matters as to which an officer or director is adjudged to be liable for negligence or misconduct in the performance of duty. This indemnification is not exclusive of other rights under any bylaw agreement, vote of stockholders or otherwise.

         The Registrant maintains directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings

         (a)   The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registrant Statement to:

                    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this Registration Statement;

                    (iii) Include any additional or changed material information on the plan of distribution;

provided, however, that the undertakings set forth in paragraphs (1)(i) and
--------  -------
(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) For determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

         (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 16th day of June, 1999.


                                         NCRIC GROUP, INC.


                                         By: /s/ R. Ray Pate, Jr.
                                            ------------------------------------
                                             R. Ray Pate, Jr.
                                             President and Chief Executive
                                             Officer


                               POWER OF ATTORNEY
                               -----------------

     Each person whose signature appears below constitutes and appoints R. Ray Pate, Jr. and Rebecca B. Crunk, and each of them his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signatures                               Title                        Date
----------                               -----                        ----
 /s/ Nelson P. Trujillo, M.D.            Chair of the Board           June 16, 1999
-----------------------------------
Nelson P. Trujillo, M.D.                 of Directors


 /s/ R. Ray Pate, Jr.                    President, Chief Executive   June 16, 1999
-----------------------------------
R. Ray Pate, Jr.                         Officer and Director
                                         Principal Executive Officer

 /s/ Rebecca B. Crunk                    Chief Financial Officer      June 16, 1999
-----------------------------------
Rebecca B. Crunk                         Principal Financial and
                                         Accounting Officer

 /s/ Vincent C. Burke, III               Director                     June 16, 1999
-----------------------------------
Vincent C. Burke, III


 /s/ Pamela W. Coleman, M.D.             Director                     June 16, 1999
-----------------------------------
Pamela W. Coleman, M.D.


 /s/ Charles H. Epps, Jr., M.D.          Director                     June 16, 1999
-----------------------------------
Charles H. Epps, Jr., M.D.


 /s/ Leonard M. Glassman, M.D.           Director                     June 16, 1999
-----------------------------------
Leonard M. Glassman, M.D.


 /s/ J. Paul McNamara                    Director                     June 16, 1999
-----------------------------------
J. Paul McNamara


 /s/ Leonard Parver, M.D.                Director                     June 16, 1999
-----------------------------------
Leonard Parver, M.D.


___________________________________      Director                     June __, 1999
Raymond Scalettar, M.D.


___________________________________      Director                     June __, 1999
David M. Seitzman, M.D.

                                   THE PLAN
                                   --------

     Pursuant to the requirements of the Securities Act, the trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on June 16, 1999.

                                       NCRIC, INC. 401(k) PLAN


                                       By: /s/ R. Ray Pate, Jr.
                                          ----------------------------------
                                          R. Ray Pate, Jr.
                                          Trustee


                                       By: /s/ Rebecca B. Crunk
                                          ----------------------------------
                                          Rebecca B. Crunk
                                          Trustee

                                 EXHIBIT INDEX
                                 -------------

Exhibit
-------


4.   The NCRIC, Inc. 401(k) Plan, as amended


5. Opinion of Arent Fox Kintner Plotkin & Kahn, PLLC concerning validity of securities registered

8. Tax opinion not required. The Registrant has submitted or hereby undertakes to submit the NCRIC, Inc. 401(k) Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the plan.

23.  Consents of experts and counsel

     (a)  Consent of Deloitte & Touche LLP,
          Certified Public Accountants

     (b)  Consent of Arent Fox Kintner Plotkin &
          Kahn, PLLC (counsel): included in exhibit 5

24.  Power of Attorney: included on signature page